UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 11, 2011

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on May 10, 2011.  The stockholders voted on the following matter:

Proposal 1.  Decrease in the Total Number of Authorized Shares of the Company Pursuant to the Amendment to the Company’s Certificate of Incorporation.

A majority of the outstanding shares of the Company’s Common Stock and Series D Preferred Stock, voting both (i) together as a single class on an as-converted-to-Common Stock basis and (ii) as a separate class vote of the Common Stock, voted FOR Proposal 1,  decreasing the Company’s total number of authorized shares from 800,750,000 shares to 57,000,000 shares, 56,250,000 shares of which shall be Common Stock, par value $0.01 per share, and 750,000 shares of which shall be Preferred Stock, par value $0.01 per share, pursuant to an amendment to the Company’s Certificate of Incorporation, as amended (the “Amendment”).

For	3,967,584
Against	0
Abstain	0

The Company filed the Amendment with the Secretary of State of the State of Delaware on May 10, 2011 (the “Effective Date”) to effect the decrease in the Company’s authorized shares.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Description of Exhibits
3.1	Certificate of Amendment of the Certificate of Incorporation of the Company.
99.1	Press Release of Integrated Security Systems, Inc., dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: May 11, 2011	By:	/s/ Russell Cleveland
Russell Cleveland
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibits
3.1	Certificate of Amendment of the Certificate of Incorporation of the Company.
99.1	Press Release of Integrated Security Systems, Inc., dated May 11, 2011.